SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  June 11, 1998
                                (Date of Report)



                                PHOTOMATRIX, INC.
             (Exact Name of Registrant as Specified in its Charter)


                          Commission File No. 000-16055


                                   California
                          (State or Other Jurisdiction
                                of Incorporation)
                                   95-3267788
                        (IRS Employer Identification No.)

                               1958 Kellogg Avenue
                               Carlsbad, CA 92008
                    (Address of Principal Executive Offices)


                                 (760) 431-4999
                          (Registrant's Telephone No.)

                11065 Sorrento Valley Court, San Diego, CA 92121
         (Former name or former address, if changed since last report)

Item 2.  Acquisition of I-PAC Manufacturing, Inc.

On June 11, 1998, Photomatrix, Inc. ("the Company") closed the transaction set forth in the Agreement and Plan of Merger and Reorganization (the "Merger
Agreement") providing for the merger (the "Merger") of Photomatrix's wholly-owned subsidiary, Photomatrix Acquisition, Inc. ("PAI"), a California corporation, with and into I-PAC Manufacturing, Inc., a California corporation ("I-PAC"), pursuant to which, among other things, I-PAC became a wholly-owned subsidiary of Photomatrix and all of the outstanding shares of I-PAC Common Stock were exchanged for 4,848,000 shares (adjusted proportionately in the event of the exercise of dissenters' rights) of Photomatrix Common Stock. In addition, I-PAC shareholders are entitled to receive up to 4,692,239 additional shares of Photomatrix Common Stock if either (i) I-PAC meets certain performance criteria during the twelve month period commencing July 1, 1998 or (ii) outstanding options to purchase Photomatrix Common Stock are exercised.

Under terms of the Merger Agreement, Mr. William L. Grivas and Mr. James P. Hill, both major shareholders of I-PAC, were nominated and elected to the Photomatrix Board of Directors. Following the Merger, the Board of Directors of Photomatrix has seven authorized positions and is now comprised of Mr. Hill and Mr. Grivas, as well as the current members of the Board: Patrick W. Moore (a major shareholder and the President of I-PAC), Suren G. Dutia, Ira H. Sharp, and John F. Staley, with one position to be filled in the future. In addition, pursuant to the Merger Agreement, Suren G. Dutia has resigned as the Chairman of the Board and Chief Executive Officer of Photomatrix, retaining the title of President of Photomatrix, William L. Grivas has been appointed the Chairman of the Board of Photomatrix, and Patrick W. Moore has been appointed the Chief Executive Officer of Photomatrix.

In connection with the Merger Agreement and just prior to the closing of the Merger, all but $25,000 of the approximately $448,000 of outstanding debt owed by I-PAC to its shareholders and their affiliates was converted to equity in I-PAC.

The Merger will be accounted for as a purchase of I-PAC by the Company for accounting and financial reporting purposes. Under the purchase method of accounting, I-PAC's results of operations will be combined with those of the Company and I-PAC's assets and liabilities will be recorded on the Company's books at their respective fair values. A determination of the fair value of I-PAC's assets and liabilities will be made in order to allocate the purchase price among the assets acquired and the liabilities assumed. The expected excess of the value of the merger consideration over the fair value of I-PAC's net assets will be amortized through charges to earnings over an anticipated period of twenty-years.

As of June 11, 1998, following the closing of the Merger, the Company had 9,931,017 shares of Common Stock outstanding.

Item 7.  Financial Statements and Exhibits

Item 7 (a) Financial Statements of I-PAC Manufacturing, Inc.


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
I-PAC Manufacturing, Inc.
San Diego, California

         We have audited the accompanying balance sheets of I-PAC Manufacturing, Inc. as of December 31, 1997 and 1996, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-PAC Manufacturing, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ LEVITZ, ZACKS & CICERIC
January 31, 1998
San Diego, California

                           I-PAC MANUFACTURING, INC.
                                 Balance Sheets
                           December 31, 1997 and 1996

                                     ASSETS

                                                        1997             1996

Current Assets:
  Cash                                             $  17,151          $ 15,616
  Receivables                                        551,473           385,865
  Inventories                                      1,062,692         1,131,332
  Prepaid expenses                                    45,972            27,105
  Current portion of notes receivable                 16,667               -0-

      Total current assets                         1,693,955         1,559,918

Notes receivable, less current portion                33,333               -0-
Property and equipment, net                        2,506,834           277,944
Other assets                                          71,587            34,083

      Total assets                                $4,305,709        $1,871,945

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                   $  597,669         $ 421,450
  Accounts payable and accrued expenses              574,944           832,135
  Accrued compensation and payroll taxes             105,258            94,691
  Current portion of long-term debt                   69,083            23,402
  Accrued cost-discontinued operations                    -0-          113,394

      Total current liabilities                    1,346,954         1,485,072

Long-term debt, less current portion               2,245,074           230,389

Notes payable to related party                       267,366           146,606
Notes payable to stockholders                        180,457           180,457
Other long-term liability                            226,790           226,790

      Total liabilities                            4,266,641         2,269,314

Stockholders' Equity:
  Common stock - no par value; 1,000,000
    shares authorized;
    8,500 shares issued and outstanding                8,500             8,500
  Retained earnings (deficit)                         30,568          (405,869)

     Total stockholders' equity (deficit)             39,068          (397,369)

    Total liabilities and stockholders' equity   $ 4,305,709   $     1,871,945

                 See accompanying notes to financial statements.

                            I-PAC MANUFACTURING, INC.
                 Statements of Operations and Retained Earnings
                     Years Ended December 31, 1997 and 1996

                                                              1997              1996

Sales, net                                                $ 5,441,786       $  5,188,948
Cost of sales                                               3,821,249          4,160,025

      Gross profit                                          1,620,537          1,028,923

Selling, general and administrative expenses                1,048,321            928,737

      Income from operations                                  572,216            100,186

Other income (expense):
  Other income and expense, net                               173,684             16,195
  Interest expense                                           (303,863)          (100,271)

      Income from continuing operating before
        provision for income taxes                            442,037             16,110

Provision for income taxes                                      5,600                800

      Income from continuing operations                       436,437             15,310

Discontinued operations (Note 3):
  Loss from discontinued operations (less applicable
    income taxes of $-0-)                                         -0-           (179,348)
  Loss on disposal of discontinued operations during
    phase-out period (less applicable income taxes of $-0-)       -0-           (113,394)

      Net income (loss)                                       436,437           (277,432)

Retained deficit, beginning of year                          (405,869)          (128,437)

Retained earnings (deficit), end of year                  $    30,568        $  (405,869)

Earnings per share, basic and diluted:
  Income from continuing operations                       $     51.35        $      1.80
  Loss from discontinued operations                               -0-             (21.10)
  Loss on disposal of discontinued operations                     -0-             (13.34)

      Net income (loss) per share, basic and diluted      $     51.35        $    (32.64)

                 See accompanying notes to financial statements.

                            I-PAC MANUFACTURING, INC.
                            Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996


                                                                 1997              1996

Cash flows from operating activities:
  Cash received from customers                               $ 5,282,995        $ 5,681,214
  Cash paid to suppliers and employees                        (5,033,634)        (5,915,884)
  Interest paid                                                 (303,863)          (100,271)
  Income taxes paid                                                 (800)            (7,233)
  Other income (expense), net                                     58,503            (13,805)

      Net cash provided by (used in) operating activities          3,201           (355,979)

Cash flows from investing activities:
  Purchase of property and equipment                           (242,262)           (51,659)
  Proceeds from sale of property and equipment                    4,022                -0-

      Net cash used in investing activities                    (238,240)           (51,659)

Cash flows from financing activities:
  Net borrowings on notes payable                               176,219            421,450
  Principal payments under long-term debt                       (60,405)           (18,959)
  Borrowing from related party                                  150,000                -0-
  Principal payments under related party debt                   (29,240)               -0-

      Net cash provided by financing activities                 236,574            402,491

      Net increase (decrease) in cash                             1,535             (5,147)

Cash, beginning of year                                          15,616             20,763

Cash, end of year                                        $       17,151    $        15,616


                 See accompanying notes to financial statements.

                            I-PAC MANUFACTURING, INC.
                            Statements of Cash Flows
                                   (Continued)
                     Years Ended December 31, 1997 and 1996
                           Increase (Decrease) in Cash



                                                                      1997                  1996

Reconciliation of net income (loss) to net cash provided by
 (used in) operating activities:
  Net income (loss)                                            $   436,437          $   (277,432)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
    Depreciation                                                   110,826                77,423
    Gain on disposition of property and equipment                   (1,787)                  -0-
    (Increase) decrease in:
      Receivables                                                 (165,608)              154,723
      Inventories                                                   27,143              (366,654)
      Prepaid expenses                                             (18,867)              (14,859)
      Other assets                                                 (24,925)              (32,779)
    Increase (decrease) in:
      Accounts payable and accrued expenses                       (257,191)               25,035
      Accrued compensation and payroll taxes                        10,567               (34,830)
      Accrued cost-discontinued operations                        (113,394)              113,394

        Net cash provided by (used in) operating activities   $      3,201        $     (355,979)



Supplemental schedule of non-cash investing and financing activities:

    In 1996, the Company acquired $76,263 of assets under capital leases.

    In 1997, the Company:

        Sold inventory and equipment for a note receivable of $50,000.

        Incurred long-term debt of $2,111,230 to finance the purchase of real property.

        Incurred long-term debt of $9,541 to finance the purchase of a vehicle.


                 See accompanying notes to financial statements.

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                     Years Ended December 31, 1997 and 1996


Note     1. THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

         I-PAC Manufacturing, Inc. (the Company) manufactures custom electronic and electrical mechanical assemblies, including Printed Circuit Board
         (PCB) assemblies, electrical interconnect products and subassemblies in Carlsbad, California. Its customers, primarily located in the United States, are major OEM's (original equipment manufacture), to which it also provides valued-added engineering services. The Company generated approximately 68% of its 1997 sales from four customers. These four customers accounted for 24%, 17%, 16% and 11%, respectively, of 1997 sales revenue and approximately $390,000 of receivables at December 31, 1997. The Company grants unsecured credit to its customers.

         Principles of Consolidation

         The financial statements for 1997 include the accounts of the Company and its wholly owned subsidiary, Express Assembly Corp. (Express)
         purchased as of February 17, 1997 (Note 2). All significant intercompany accounts and transactions have been eliminated upon consolidation.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Inventory

         Inventory is stated primarily at the lower of average cost or market.

         Property and Equipment

         Property  and  equipment,   including  renewals  and  betterments,  are
         recorded at cost and are depreciated using straight-line and accelerated methods over estimated useful lives of 5 to 40 years. Repairs and maintenance are charged to expense as incurred.

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996



Note 1. THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

         Revenue Recognition

         Sales revenue and corresponding expense, cost of sales, are recognized when the product is shipped to the customer.

         Income Taxes

         The stockholders have elected to have the Company taxed as a subchapter S corporation under Section 1362 of the Internal Revenue Code which provides that, in lieu of federal corporate income taxes, the stockholders will recognize the Company's taxable revenue and deductible expenses on their tax return. For California state purposes a corporate tax is imposed on S corporations at the rate of 1.5% of taxable income with a minimum of $800.

Note 2.  ACQUISITION

         On February 17, 1997, the Company acquired Express in a business combination accounted for as a purchase. Express is primarily engaged in quick turn prototype assembly and low volume value added manufacturing. The results of operations of Express are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $31,119 which exceeded the fair value of the net assets of Express by $14,671. The excess is being amortized on the straight- line method over five years.

Note 3.  DISCONTINUED OPERATIONS

         At December 31, 1996, the Company's management approved a plan to sell its 50% interest in Cable Converter Services - West LLC to the other 50% owner and discontinue its related operations of servicing and repairing cable television equipment. The operations for servicing and repairing cable television equipment are classified as discontinued operations in the financial statements.

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996


         Revenues received from discontinued operations were $35,534 and $347,130 for the years ended December 31, 1997 and 1996, respectively. The Company has recorded a loss from discontinued operations of $113,394 for estimated operations through February 28, 1997, the date of sale. The Company sold related equipment and inventory at net book value and recorded a note receivable of $50,000, due February 28, 2000. The note receivable is

Note 3.  DISCONTINUED OPERATIONS (continued)

         expected to be satisfied by payments and/or credits allowed in connection with certain future purchases by the Company from the debtor. In addition, the Company has a purchase commitment of $60,000 expiring February 28, 1999.

Note 4.  COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                        1997           1996
         Receivable

         Trade receivables                          $  589,244      $  430,452
         Less allowance for doubtful accounts          (37,771)        (44,587)

                                                    $  551,473      $  385,865

         Inventories

         Raw materials                             $ 1,001,983     $   983,125
         Work-in-process                               175,709         301,207

                                                     1,177,692       1,284,332
         Less reserve for obsolescence                (115,000)       (153,000)

                                                   $  1,062,692    $ 1,131,332

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996



Note 4.   COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS (continued)

                                                         1997            1996

          Property and equipment, net

          Land                                      $   338,110     $       -0-
          Building                                    1,908,453             -0-
          Machinery and equipment                       444,273         506,734
          Equipment                                      76,263          76,264
          Vehicles                                       18,610          11,408
          Building improvements                          26,765          21,069

                                                      2,812,474         615,475
          Less accumulated depreciation and
           amortization                                (305,640)       (337,531)

                                                $     2,506,834      $  277,944

          Other income and expense, net

          Rental income                             $   112,860      $      -0-
          Other income and expense, net                  60,824          16,195

                                                 $      173,684      $   16,195

         Rental income is primarily from a month-to-month lease of a portion of the Company's facilities for $7,500 per month.

         The Company incurred rent expense of $33,000 and $183,700 for the years ended December 31, 1997 and 1996, respectively.

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996




Note 5.   NOTES PAYABLE

                                                          1997           1996

          At December 31, 1997, the Company has a
          business loan agreement with a bank
          expiring in June 30, 1998, which provides
          for a revolving line of credit with a
          maximum indebtedness of $700,000.
          Interest is payable monthly at prime
          plus 1.5% (effective rate of 10% at
          December 31, 1997).  The Company is
          required to maintain certain financial
          covenants.  The borrowing is collatera-
          lized by the assets of the Company and
          secured by continuing guarantees executed
          by its stockholders.                          $ 522,669    $    -0-

          At December 31, 1997, the Company has a
          note payable to a bank for $75,000;
          interest payable monthly at prime plus
          1.5% (effective rate of 10% at December
          31, 1997); due on demand or on June 30,
          1998.  This note is cross-collateralized
          with the revolving line of credit business
          loan payable to bank.                           75,000          -0-

          At December 31, 1996, the Company had a
          business loan agreement with a bank which
          expired in January 1997.  It provided for
          a revolving line of credit with a maximum
          indebtedness of $425,000.  Interest was
          payable monthly at prime plus 1.5%.               -0-        421,450

                                                        $  597,669   $ 421,450

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996




Note 6.   LONG-TERM DEBT

                                                                      1997                1996

          Note payable to bank in monthly installments of
          $12,909 including interest at prime plus 1%,
          subject to change every five years (effective
          rate of 9.25% at 12/31/97); through January 2022;
          collateralized by a first trust deed on the
          Company's land and building.  The Company is
          required to maintain certain financial covenants.
          The note is guaranteed by certain stockholders.
          Certain notes payable to related parties (Note 7)
          have been subordinated to this note.                     $1,477,406        $        -0-

          Note payable to finance company in monthly
          installments of $5,604 including interest at
          7.569% and fees of $793; through March 2017;
          collateralized by a second trust deed on the
          Company's land and building; guaranteed by the
          Small Business Administration; guaranteed by
          stockholders.                                               583,897                 -0-

          Note payable to bank in monthly installments
          of $2,812 including interest at the prime
          plus 2.5%, (effective rate of 11% at
          December 31, 1997) through March 2005;
          collateralized by equipment.                                167,898             181,829

          Note payable to company in monthly installments
          of $1,071 including interest at 18.20%;
          through May 2001; collateralized by
          equipment.                                                   31,971              38,827

          Note payable to company in monthly installments
          of $996 including interest at 26.6%;
          through June 2001; collateralized by
          equipment.                                                   28,340              31,193



                                                                        1997                1996

          Note payable to an individual in monthly
          installments of $694 plus interest at 10%;
          through January 2000.  Guaranteed by a
          stockholder.                                                 17,361                   -0-

          Note payable to bank in monthly installments
          of $327 including interest 14.25%; through
          February 2000; collateralized by a vehicle.                   7,284                   -0-

          Other                                                            -0-                 1,942

                                                                    2,314,157               253,791
          Less current portion                                         69,083                23,402

                                                                   $2,245,074         $     230,389

         Principal payments on long-term debt for years ending December 31 are due as follows:

                                                  Notes Payable Related Parties
                                                  Related
                                   Long-term       Party           Stockholders
                         Total        Debt        (Note 7)          (Note 7)

          1998         $ 69,083    $ 69,083     $    -0-          $       -0-
          1999          212,125      81,889       130,236
          2000           78,106      78,106
          2001           73,726      73,726
          2002           68,395      68,395
          Thereafter  2,260,545   1,942,958       137,130              180,457

                     $2,761,980  $2,314,157    $  267,366         $    180,457

Note 7.   NOTES PAYABLE TO RELATED PARTIES

                                                                    1997               1996

        Notes Payable to Company Related by Ownership

          Notes payable to company; interest at prime
          plus 2% payable monthly; due on demand;
          collateralized by a security agreement,
          stock pledge agreements and guarantees by
          stockholders; subordinated to bank loan
          (Note 6); classified as long-term due to
          subordination to note payable to bank.                  $ 137,130          $ 146,606

          Note payable to company; in monthly installments
          of $3,242 through January 1998 and $129,293.37
          due February 21, 1998, including interest at
          prime plus 2%; subsequent to December 31, 1997,
          the payment date was extended to July 31, 1999;
          collateralized by a security agreement and
          guaranteed by stockholders                                130,236                -0-

                                                               $    267,366       $    146,606

          Notes Payable to Stockholders

          Prime plus 2% (effective rate of 10.5% at
          December 31, 1997) payable monthly; due on
          demand; subordinated to bank loan (Note 6);
          classified as long-term due to subordination
          to note payable to bank.                             $    180,457       $    180,457

         Interest expense on notes payable to related parties was $37,885 and $34,658 for the years ended December 31, 1997 and 1996, respectively.

         Under the terms on the nonbinding letter of intent to merge (Note 11), all notes payable to related parties will be converted into equity upon completion of the merger.

Note 8.  OTHER LONG-TERM LIABILITY

         Liability of $226,790 due to a company; non-interest bearing; due April 1998; collateralized by equipment; subordinated to bank loan; to be repaid at a rate of 40% of the non-material component of any sales made to the lender. No sales orders have been received from the lender as of January 31, 1998. Any unpaid balance on the due date will be canceled and the security interest released. In the opinion of management no sales orders are anticipated through the due date of this liability.

Note 9.  RELATED PARTY TRANSACTIONS

         Evergreen Investments (Evergreen), a company owned by two officers and primary stockholders of the Company, provides management and legal services to the Company. The Company incurred expenses of approximately $205,500 and $235,600 for services provided by Evergreen for the years ended December 31, 1997 and 1996, respectively. During this period, the two officers and primary stockholders did not receive a salary or employee benefits directly from the Company. As of December 31, 1997 and 1996, approximately $49,000 and $5,900, respectively, due to Evergreen was included in accounts payable. Under terms of the nonbinding letter of intent (Note 11), these officers will become officers of Photomatrix, Inc. and each will receive compensation as set by the Board of Directors with an initial annual salary of $125,000. In connection with this employment, subsequent to the close of the merger, Evergreen will no longer provide management services to the Company.

         For the year ended December 31, 1997, the Company purchased approximately $6,600 of merchandise from MGS Interconnect (MGS), a company owned by two primary stockholders of the Company. During 1996, the Company subcontracted out $57,400 of sub-assembly and other production work to MGS. The Company also recorded sales to

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996


         MGS of approximately $47,900 and $88,100 for the years ended December 31, 1997 and 1996, respectively.

         Included in receivables at December 31, 1997 and 1996 are $41,373 and $74,181, respectively, of accounts receivable due from related parties.

Note 9.  RELATED PARTY TRANSACTIONS (continued)

         During 1997 and 1996, the Company incurred expenses of approximately $136,700 and $147,100, respectively, for commissions to MGM Tech Rep
         (MGM), an outside sales representative firm owned primarily by the three stockholders of the Company. In addition, at December 31, 1997, prepaid expenses include approximately $42,200 of commissions advanced to MGM. The Company received approximately $4,600 of rental income from MGM for the year ended December 31, 1997.

         The Company also incurred expenses of approximately $28,400 and $39,900 for legal services provided by a law firm in which a primary stockholder and officer of the Company is a partner, for the years ended December 31, 1997 and 1996, respectively. In addition, the Company also incurred expenses of approximately $27,500 and $39,700 for general business consulting services provided by this officer for the years ended December 31, 1997 and 1996, respectively. During this period, this officer did not receive a salary or employee benefits directly from the Company.

Note 10. INCOME TAXES

         The components of the provision for income taxes are as follows:

                                                         1997             1996

         State S corporation franchise tax            $  5,600           $  800

         Deferred income tax                                -0-             -0-

                                                      $  5,600           $  800

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996



Note 11. CONTINGENCIES

         During October 1997, the Company executed a nonbinding letter of intent to merge with a publicly traded company (Photomatrix, Inc.). Under the terms of the nonbinding letter of intent if either party terminates the merger negotiations without the written consent of the other, the party causing the termination will pay the other party $100,000.

Note 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of the Company's financial instruments are as follows:

                                             1997                   1996
                                       Carrying     Fair     Carrying     Fair
                                         Amount     Value     Amount     Value

         Assets:
          Cash                         $   17,151   $ 17,151  $ 15,616  $ 15,616
          Note receivable including
           current portion                 50,000               50,000

         Liabilities:
          Notes payable                   597,669    597,669   421,450   421,450
          Long-term debt including
            current portion             2,314,157  2,355,993   253,791   253,791
          Notes payable to related
            party                         267,366    267,366   146,606   146,606
          Notes payable to stock-
            holder                        180,457    180,457   180,457   180,457
          Other long-term liability       226,790        -0-   226,790   226,790

         The fair value of the note receivable is not determinable because a quoted market price is not available and the cost of obtaining an independent valuation is excessive.

                            I-PAC MANUFACTURING, INC.
                          Notes to Financial Statements
                                   (Continued)
                     Years Ended December 31, 1997 and 1996

         The fair value of long-term debt, including current portion, is estimated using interest rates currently available for long-term debt with similar terms and remaining maturities. The fair value of notes payable, notes payable to related party and notes payable to stockholders approximates carrying value given the variable interest rates provided in the notes.

         The fair value of the other long-term liability is estimated based on the expected cancellation in April 1998.

         It is not practicable to estimate the fair value of guarantees on behalf of the Company (Notes 5 and 6), however, the Company does not expect to require payments on its behalf with respect to these guarantees.

Item 7 (b) (1) Pro Forma Financial Information

                UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Combined Financial Information set forth below is based on the historical financial statements of Photomatrix and I-PAC after giving effect to the purchase method of accounting and other adjustments relating to the combination for the periods ended and as of the dates indicated. The historical financial statements of I-PAC for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been combined with the historical financial statements of Photomatrix for the year ended March 31, 1997 and the nine months ended December 31, 1997 respectively. The Unaudited Pro Forma Combined Balance Sheet gives effect to the combination as of December 31, 1997. The Unaudited Pro Forma Combined Statements of Operations are presented to give effect to the combination as if it had been consummated on April 1, 1996 for the fiscal year ended March 31, 1997 and the nine months ended December 31, 1997.

     The Unaudited Pro Forma Combined Financial Information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. In preparing the Unaudited Pro Forma Combined Financial Information, the Company believes it has utilized reasonable methods to conform the basis of the presentation. The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the combination described above occurred on the indicated dates or been in effect for the period presented.

         The Unaudited Pro Forma Combined Financial Information should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Photomatrix and I-PAC including in each case, the related notes thereto, included elsewhere, or incorporated by reference herein.

                       PHOTOMATRIX, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR FISCAL YEAR ENDED MARCH 31, 1997


                                                  Historical
  `                                          -------------------
                                                                                      The Company
                                                                      Pro Forma        Pro Forma
                                             Photomatrix    I-PAC    Adjustments(5)    Combined(3)
                                             -----------    -----    --------------    -----------

Current Assets:
     Cash and cash equivalents               $1,165,000     $17,000         --         $1,182,000
     Accounts receivable, net                 1,086,000     551,000         --          1,637,000
     Inventories, net                         2,915,000   1,063,000         --          3,978,000
     Prepaid expenses and other                 159,000      46,000         --            205,000
     Current portion of notes receivable             --      17,000         --             17,000


Total Current Assets                          5,325,000   1,694,000         --          7,019,000

Notes Receivable, Long Term                          --      33,000         --             33,000

Property and Equipment, Net                     912,000   2,507,000         --          3,419,000

Intangibles and Other Assets,                 1,395,000          --    1,477,000        2,872,000

Other Assets                                    151,000      72,000         --            223,000


                                             $7,783,000  $4,306,000   $1,477,000     $13,566,000



Current Liabilities:
     Accounts payable                          $516,000    $575,000         --        $1,091,000
     Accrued and other liabilities              634,000     105,000         --           739,000
     Customer deposits                          451,000          --         --           451,000
     Current portion of  long-term  debt        162,000     667,000         --           829,000
     Net liabilities of discontinued          1,238,000          --         --         1,238,000
     operations

Total Current Liabilities                     3,001,000   1,347,000         --         4,348,000

Notes Payable to Related Party                  252,000     448,000    ($423,000)(6)     277,000

Other Non-Current Liabilities                   101,000   2,472,000         --         2,573,000

Contingent Liabilities                               --          --         --               --


Total Liabilities                             3,354,000   4,267,000     (423,000)      7,198,000

Shareholders' Equity
     Preferred Stock                                 --          --         --               --
     Common Stock (1)                        19,351,000       8,000    1,931,000      21,290,000
     Retained Earnings (Deficit)            (15,063,000)     31,000      (31,000)(5) (15,063,000)
     Other                                      141,000          --         --           141,000


                                              4,429,000      39,000    1,900,000       6,368,000

Total Shareholders' Equity                   $7,783,000  $4,306,000   $1,477,000     $13,566,000



    The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                       PHOTOMATRIX, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR FISCAL YEAR ENDED MARCH 31, 1997




                                                        Historical
                                                -------------------------
                                                                                            The Company
                                                                              Pro Forma      Pro Forma
                                                   Photomatrix    I-PAC       Adjustments    Combined(3)
                                                ---------------  ---------    -----------    -----------

Revenues                                           $8,694,000   $5,189,000             --    $13,883,000

Cost of Revenues                                    6,400,000     4,160,000            --     10,560,000

Gross Profit                                        2,294,000     1,029,000            --      3,323,000

Operating Expenses:
     Selling, general and administrative            3,311,000       929,000        74,000(4)   4,314,000
     Research and development                         807,000            --            --        807,000
     Facility consolidation and relocation            520,000            --            --        520,000

Total Operating Expenses                            4,638,000       929,000        74,000      5,641,000

Operating Income (Loss)(7)                         (2,344,000)      100,000       (74,000)    (2,318,000)

Other Income (Expense), Net                           158,000       (84,000)       49,000(6)     123,000

Income (Loss) From Continuing Operations
     Before Income taxes                           (2,186,000)       16,000       (25,000)   (2,195,000)

Provision for Income Taxes                            104,000         1,000           --        105,000

Income (Loss) from Continuing Operations          ($2,290,000)      $15,000      ($25,000)  ($2,300,000)

Income(Loss) from Continuing Operation per             ($0.44)      $  1.80                      ($0.23)
Common Share, Basic and Diluted(1)(3)

Number of Shares Used in Computation(1)             5,083,000         8,500                   9,931,000



    The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                       PHOTOMATRIX, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1997

                                                     Historical
                                           --------------------------

                                                                                             The Company
                                                                            Pro Forma         Pro Forma
                                            Photomatrix       I-PAC        Adjustments       Combined(3)
                                           ------------     ---------      ------------      -----------

Revenues                                    $6,076,000     $4,472,000             --        $10,548,000
Cost of Revenues                             3,968,000      3,097,000             --          7,065,000

Gross Profit                                 2,108,000      1,375,000             --          3,483,000

Operating Expenses:
     Selling, general and administrative     2,376,000        679,000         55,000(4)       3,110,000
     Research and development                  580,000             --             --            580,000
     Write Off Capitalized Software            366,000             --             --            366,000

Total Operating Expenses                     3,322,000         679,000        55,000          4,056,000

Operating Income (Loss)(7)                  (1,214,000)        696,000       (55,000)          (573,000)

Other Income (Expense), Net                     87,000         (88,000)       37,000             36,000

Income (Loss) From Continuing Operations
          Before Income Taxes               (1,127,000)        608,000        18,000           (537,000)

Provision for Income Taxes(8)                       --           6,000       243,000            249,000

Income (Loss) from Continuing Operations   ($1,127,000)       $602,000      $261,000)         ($786,000)

Loss from Continuing Operation per
Common Share, Basic and Diluted(1)(2)           ($0.22)       $  70.82                           ($0.08)

Number of Shares Used in Computation(1)      5,083,000           8,500                        9,931,000


    The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

1) Under the Merger Agreement, Photomatrix will issue to the stockholders of I-PAC 4,848,000 shares of Photomatrix common stock at the Effective Time of the Merger. After the end of a twelve month period ending June 30, 1999, up to 3,744,902 additional shares may be issued to I-PAC shareholders based upon the achievement of certain performance milestones. The effect of the earn-out on earnings per share is accretive, as shown at Additional Earn-out Shares, pages 10-13. In addition, I-PAC shareholders will also be issued one additional share for each currently outstanding stock option or warrant that is exercised. As of March 16, 1998, there were 907,333 options and warrants to acquire Photomatrix common stock outstanding. If all such options and warrants are exercised, I-PAC shareholders will receive an additional 907,333 shares, resulting in an additional 1,814,666 shares being issued. The Unaudited Pro Forma Combined Balance Sheets reflects the issuance of 4,848,000 shares only. The market value of a share is assumed to be $0.40, the price of the stock prior to the announcement of the Merger.

2) Loss per share basic and diluted for the period and year presented are based on weighted-average number of shares outstanding during the year. In accordance with Statement of Financial Accounting Standards No. 128 (Earnings Per Share), potential dilutive securities were excluded from the calculation as their effect is antidilutive.

3) The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997, reflects both company's balance sheets as of that date. The Unaudited Pro Forma Combined Statement of Operations for the nine month period ended December 31, 1997 reflects Photomatrix's results of operations for the nine months then ended and I-PAC's results of operations for the nine months ended September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1997 reflects Photomatrix's results of operations for the year then ended and I-PAC's results of operations for the year ended December 31, 1996.

4) The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1997 and the year ended March 31, 1997, assumes the Merger occurred as of April 1, 1996 and the resulting goodwill of $1,477,000 was amortized beginning April 1, 1996 using a twenty year amortization period. The Unaudited Proforma Combined Statement of Operations also assumes that the fair value of assets acquired and liabilities assumed in the Merger is the same as their historical cost basis, in that substantially all such assets and liabilities are current and therefore approximate fair market value, except for I-PAC's land and building. I-PAC's land and building were acquired during the year ended December 31, 1997, and the Company currently believes that historical cost approximates their fair market value.


CALCULATION OF GOODWILL:

Price paid for stock                                                $1,939,000
Fair value of net assets purchased                                     (39,000)
Conversion of I-PAC related party debt to Equity                      (423,000)
Goodwill recognized                                                 $1,477,000

CALCULATION OF AMORTIZATION:

Years to amortize Goodwill                                                  20
Monthly amortization amount                                             $6,154
Amortization expenses for:
         12 months ended March 31, 1997                                $74,000
         9 months ended December 31, 1997                              $55,000

5) The Pro Forma Adjustments include adjustments to eliminate I-PAC common stock and retained earnings.

6) The Unaudited Pro Forma Combined Balance Sheet reflects the conversion from long term debt to equity of $423,000 of related party debt, together with the elimination of the related interest expense.

7) The Unaudited Pro Forma Combined Statement of Operations does not reflect cost savings which have already been implemented at Photomatrix or are anticipated as a result of eliminating redundant functions and costs, as follows:



                   Description                      Manufacturing        Selling G&A       R&D
                   -----------                      -------------        -----------       ---

Cost reduction already implemented (a)               $   100,000        $   300,000           -
Elimination of Photomatrix facilities costs (b)      $   192,000        $   122,000       $36,000
Elimination of redundant functions (c)               $    65,000        $   170,000           -
Reduction of related party expenses (d)                        -        $   115,000           -

                                                     $   357,000        $   707,000        $36,000


                  a) In January, 1998, Photomatrix made certain cost reductions as a result of reducing manpower and other expenses in its manufacturing, sales and administration areas.
                  b) Under terms of the Merger, Photomatrix operations will be moved to I-PAC's Carlsbad facility and its current facility will be sub-leased or assigned.
                  c) Reflects the elimination of redundant functions and positions between the companies.
                  d) The parties have agreed that all future related party transactions will be subject to review and approval of the audit committee, and further that certain related party expenses will be eliminated.

8) Calculated as if I-PAC were a C corporation using an effective tax rate of 40%

Item 7 (c) Exhibits

The following exhibit is incorporated by reference to this report:

2.1 Plan and Agreement of Merger and Reorganization, dated March 16, 1998, by and among Photomatrix, Inc., Photomatrix Acquisition, Inc. and I-PAC Manufacturing, Inc., incorporated by reference from the definitive proxy materials filed with the Securities and Exchange Commission pursuant to Schedule 14A on May 13, 1998.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 25, 1998                        PHOTOMATRIX, INC.



                                             By:/s/ Roy L. Gayhart
                                                -------------------------------
                                                Roy L. Gayhart, Chief Financial
                                                  Officer